Exhibit 99.1

FOR IMMEDIATE RELEASE

September 14, 2022

CONTACT: Amanda Parsons DeRosier

Amanda.DeRosier@GCEholdings.com

562-233-5146

Global Clean Energy selected for up to $30 million USDA Climate-Smart Commodities

Grant for advancement of camelina as renewable fuel feedstock

Los Angeles, CA – Today the United States Department of Agriculture (USDA) announced Global Clean Energy Holdings, Inc. (OTCQB:GCEH) was selected for participation in the Partnerships for Climate-Smart Commodities grant program. The company was awarded up to $30 million for a pilot project to measure and validate the advantages of camelina as an ultra-low carbon renewable fuel feedstock. Altogether the program received over 450 applications for this initial funding pool.

“Being selected for this grant signals that the advantages of camelina as a low carbon feedstock are undeniable,” Chief Executive Officer of Global Clean Energy Richard Palmer said. “Camelina is a nonfood crop grown on fallow land between traditional crop cycles so as not to contribute to land use change, while producing ultra-low carbon renewable fuels that act as a drop-in replacement for their petroleum-based alternatives. This funding from the USDA will help us accelerate farmer adoption of camelina, which will improve soil conditions on existing farmland and help reduce the negative impacts of climate change.”

The USDA’s cost-share grant is aimed at reducing American agriculture’s carbon footprint. According to the USDA’s announcement, Global Clean Energy’s Climate-Smart Camelina pilot project will “accelerate farmer adoption of camelina as a nonfood crop grown on idle acres to produce more plant-based feedstock for renewable biofuels and chemicals with low carbon intensity and no land-use change while increasing carbon capture in the soil.”

Global Clean Energy owns the world’s largest camelina patent and intellectual property portfolio. Their wholly owned subsidiary, Sustainable Oils, Inc., contracts directly with farmers to grow camelina in key regions of the U.S. including Idaho, Colorado, Kansas, Montana, Oregon, and Washington. Camelina grain is grown for use as the source for Global Clean Energy’s ultra-low carbon renewable fuels produced from their Bakersfield Renewable Fuels refinery in California.

The USDA Climate-Smart Commodities announcement can be accessed here.

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ABOUT GLOBAL CLEAN ENERGY

Global Clean Energy Holdings, Inc. (OTCQB:GCEH) is a vertically integrated renewable fuels business that is focused on reducing carbon emissions sustainably through proprietary nonfood camelina varieties – delivering among the lowest carbon intensity renewable fuel in the marketplace. Global Clean Energy’s strategy since inception has been to control the full integration of the renewable fuels supply chain from science to seed and farm to fuel. They aim to operate the development, production, processing, and transportation of feedstocks, to the refining and production of renewable fuels. Global Clean Energy processes their proprietary nonfood camelina feedstock in our Bakersfield, California renewable fuels refinery, yielding a renewable diesel that is chemically identical to petroleum diesel, but with 80+ percent lower carbon emissions. Global Clean Energy’s proprietary camelina varieties are the only nonfood renewable feedstock on the market certified for both the U.S. EPA’s Renewable Fuel Standard and California’s Low Carbon Fuel Standard. More information can be found at www.gceholdings.com.

Forward Looking Statements

All statements in this communication other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including any statements of the plans, strategies and objectives for future operations, profitability, strategic value creation, risk profile and investment strategies, and any statements regarding future economic conditions or performance, and the expected financial and operational results of Global Clean Energy Holdings, Inc. Although we believe the expectations reflected in our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Important factors that could cause our actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in our forward-looking statements include, but are not limited to, the following: our ability to complete and effectively produce renewable diesel at our renewable fuels refinery, and once operational, producing fuel at the expected rate and cost as anticipated; ensuring adequate supply of camelina or other comparable feedstock; successfully supplying our refinery with camelina or similar feedstock and converting it into renewable fuels; being able to store and transport feedstock and downstream renewable fuels; obtaining and maintaining regulatory approvals and certifications for our renewable fuels to ensure compliance in local and global markets; continued demand and growth for renewable fuels; the ability to produce renewable diesel that is completely fungible with petroleum-based diesel; expanding the capabilities of our refinery site to maximize profitability; our ability to comply with the terms of our credit facilities and production agreements; successfully integrating acquired companies and expanding operations overseas in parallel with our US-based operations; managing all aspects of a complex vertically integrated supply and production strategy, and overcoming circumstances that often are out of our control such as weather, transportation, production delays and ultimately, ultimate demand for our product; as well as other additional risks and factors that could cause actual results to differ materially from our forward-looking statements set forth in our reports filed with the Securities and Exchange Commission. Any forward-looking statements are made as of the date hereof. We do not intend, and undertake no obligation, to update any forward-looking statement.

Important factors that could cause actual results, developments and business decisions to differ materially from forward-looking statements are described in the sections titled “Risk Factors” in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.